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                                 EXHIBIT 10.16
                                 -------------

                               SMART & FINAL INC.
                              AMENDED AND RESTATED

                              STOCK INCENTIVE PLAN
                              --------------------

          1.  PURPOSE

          The purposes of the Smart & Final Inc. Amended and Restated Stock Incentive Plan (the "Plan") are to promote the interests of Smart & Final Inc. (the "Corporation") and its shareholders by (a) attracting, motivating and retaining highly qualified individuals as employees and non-employee directors,
(b) providing them with an opportunity to acquire proprietary interests in the Corporation, and (c) linking their personal interests with the shareholders' interests in the continuing success of the Corporation.

          Options granted pursuant to the Plan are nonqualified or nonstatutory options and not incentive stock options within the meaning of Section 422A of the Code.

          2.  DEFINITIONS

          For purposes of this Plan:

     2.1 "AFFILIATE" means a corporation, 50% or more of the voting power of which is owned by the Corporation and any other subsidiary corporation in an unbroken chain of corporations ending with the Corporation, if at the time of granting the Option, 50% or more of the voting power of such corporation is owned by another corporation in the chain.

     2.2 "BOARD" means the Board of Directors of the Corporation or an Affiliate.

     2.3  "CODE" means the Internal Revenue Code of 1986, as amended.

     2.4 "COMMITTEE" means the Smart & Final Inc. Stock Option Plan Committee appointed pursuant to this Plan.

     2.5  "DATE OF GRANT" means any person who is a member of the Board.

     2.7 "EMPLOYEE" means any officer or employee of the Corporation or an Affiliate, including employee Directors.

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     2.8  "OPTION" means an option granted under the Plan to purchase shares of
Stock.

     2.9 "PARTICIPANT" means a person to whom an Option is granted under this Plan.

     2.10 "STOCK" means the Common Stock of the Corporation. Unless the context expressly indicates otherwise, "shares" means shares of Stock.

          3.  SHARES SUBJECT TO THE PLAN

          Options may be granted under this Plan to acquire an aggregate of 2,450,000 shares of Stock, subject to adjustment as provided in Section 6.12 of this Plan. If an Option terminates, expires or is canceled with respect to any Stock, new Options may be granted thereafter with respect to such Stock.

          4.  ELIGIBILITY

          Any employee (other than Robert Emmons), shall be eligible to become a Participant as the Committee, in its sole discretion, shall determine and each non-employee Director shall become a Participant in accordance with the terms hereof. The adoption of this Plan shall not be deemed to give any Employee or non-employee Director any right to be granted an Option except to the extent and upon the terms and conditions set forth in this Plan.

          5.  GRANTING OF OPTIONS

          The Committee, from time to time and in its absolute discretion, shall determine and designate which employees shall become Participants and the Terms and conditions, consistent with this Plan, of each Option.

          6.  OPTION AGREEMENT:  TERMS AND CONDITIONS

          Each Option shall be evidenced by a written Stock Option Agreement in a form approved by the Committee. Each Stock Option Agreement shall be executed by the Corporation and the Participant receiving the Option. Each Option shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     6.1  NUMBER OF SHARES

     Each Stock Option Agreement shall specify the number of shares of Stock which are subject to the Option.

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     6.2  EXERCISE PERIOD

     Each Stock Option Agreement shall specify the time period during which the Option granted thereunder may be exercised, which period shall not exceed ten years from the Date of Grant.

     6.3  OPTION PRICE

     The price of the shares subject to each Option shall be determined by the Committee and set forth in the Stock Option Agreement, provided, however, that the price per share shall not be less than 85% of the Fair Market Value of a share on the Date of Grant.

     The price of the shares subject to each Option shall be determined by the Committee and set forth in the Stock Option Agreement, provided, however, that the price per share shall not be less than 85% of the Fair Market Value of a share on the Date of Grant.

     For purposes of this Plan, the Fair Market Value of a share means the price of a share of Stock, determined by the Committee, as follows:

     (a) If the Common Share is traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date.

     (b) If the Common Share is traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date.

     (c) If the Common Share is traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

     (d) If non of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     6.4  PAYMENT OF OPTION PRICE

     The price of the shares transferred to a Participant pursuant to the exercise of an Option shall be paid to the Corporation at such time and in such manner, consistent with applicable law, as determined by the Committee at the Date of Grant or, in the

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absence of such determination, in case or a cashier's check in U.S. dollars at the time of exercise.

     6.5  PAYMENT OF TAXES

     Each Stock Option Agreement shall contain a provision requiring a Participant or any other person exercising an Option to make any payment or other arrangement determined by the Committee to be necessary to satisfy all taxes required to be withheld upon the exercise of an Option. The obligations of the Company shall be conditioned upon such payment or other arrangements, and the Company shall be conditioned upon such payment or other arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     6.6  EXERCISE OF OPTION

     To exercise an Option, the Participant or any other person exercising such Option shall give written notice to the Secretary of the Corporation specifying the number of shares to be purchased upon exercise, provided, however, that an Option may not be exercised with respect to less than 50 shares subject to an Option unless there are less than 50 shares remaining subject to the Option. An Option may be exercised in whole or in part, provided that it may not be exercised with respect to fractional shares, and provided, further, that no cash payment shall be made in lieu of fractional shares. The notice shall be accompanied by payment in full for the shares being purchased and by such documents as are required by the Committee. Options shall be exercisable at such time and in such installments as determined by the Committee at the Date of Grant or, in the absence of such determination, as follows:

                                                    Percentage
     From                         To                Exercisable
     ----                         --                -----------
Date of Grant        Day prior to 1st anniversary   0%
1st Anniversary      Day prior to 2nd anniversary   0%
2nd Anniversary      Day prior to 3rd anniversary   33-1/3%
3rd Anniversary      Day prior to 4th anniversary   66-2/3%
4th Anniversary      Expiration of Option           100%

          The Committee may, in its absolute discretion and on such terms and conditions as it considers appropriate, accelerate the times at which an Option may be exercised in whole or in part.

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     6.7  NONTRANSFERABILITY

     No Option shall be transferable, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, an Option shall be exercisable only by the Participant except as otherwise provided in this Plan. No interest of any participant under this Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. If a Participant who is an Employee dies while an Employee, without having fully exercised his or her Option, or if a Participant, not an Employee, who serves as a Director, dies while serving in such capacity, such Participant's estate or any persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant, shall have the right to purchase, within one year after the death of such Participant, by exercise of said Option, all or any portion of the shares which the Participant could have purchased at the time of his or her death and any Options which would otherwise become exercisable within such one-year period, provided, however, that no Option may be exercised at any time after the expiration date thereof.

     6.8  EXPIRATION OF GRANTS

     Options granted pursuant to the Plan shall expire and cease to be exercisable upon the first to occur of any one of the following events or occurrences: (i) the expiration of the period of the Option pursuant to Section 6.2; (ii) if the Participant is an Employee, 90 days following termination of employment with the Corporation or an Affiliate for any reason, or 90 days following retirement, provided that if the Participant's termination of employment is caused by his or her death or Permanent Disability, one year following such death or Permanent Disability; or (iii) in the case of a Participant who is not an Employee but serves as a Director 90 days following termination of such service for any reason, provided that if such Participant's termination of service is caused by his or her death or Permanent Disability, one year following such death or Permanent Disability.

     6.9  PERMANENT DISABILITY

     For this purpose, "Permanent Disability" means a permanent and total disability within the meaning of Code Section 22(e) (3). In the event of a Participant's death, options may be exercised within the period and to the extent described above by the Participant's estate or any person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Participant. If a Participant becomes Permanently Disabled while an Employee or while serving as a Director, without having fully exercised his Option, he or she may, within one year after the date of such Permanent Disability, exercise all or any portion of the shares which he or she could have purchased at the time of such

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Permanent Disability and any Options which would otherwise become exercisable within such one-year period, provided, however, that no Option may be exercised at any time after the expiration date thereof.

     6.10  INVESTMENT REPRESENTATION

     Each Stock Option Agreement, as a condition precedent to the grant of any Option, shall contain a provision that the Participant represents to the Committee that the Option and the Stock to be acquired upon exercise of the Option will be acquired for investment and not for resale or with a view to the distribution thereof.

     6.11  COMPLIANCE WITH LAWS AND REGULATIONS:  LEGENDS

     This Plan, the grant and exercise of Options under this Plan and the obligations of the Corporation to sell and deliver Stock under Options shall be subject to all applicable federal and state laws, rules and regulations and to any approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificate for shares of Stock either (a) prior to (1) the listing of such shares on any stock exchange on which the Stock may then be listed and (2) the completion of any registration or qualification of such shares which is required under any federal or state law, or any ruling or regulation of any government body, and which the Corporation shall, in its sole discretion, determine to be necessary or advisable or (b) until exemptions from such registration and qualification requirements are established to the reasonable satisfaction of the Corporation and its counsel. In connection with the exercise of Options by persons who could be considered to be "affiliates" as that term is defined in the Rules and Regulations under the Securities Act of 1933, the Corporation may, in order to insure that resales are made in compliance with that Act, imprint a legend on certificates representing shares acquired on the exercise of Options to the effect that the shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restrictions are applicable. Any stock certificate evidencing shares of Stock issued pursuant to the exercise of an Option shall bear such other legends as the Committee, in the exercise of reasonable discretion, shall require.

     6.12  ADJUSTMENTS IN OUTSTANDING OPTIONS

     In the event of any change in the outstanding Stock by reason of a recapitalization, stock dividend, stock split, split-up, combination or exchange of shares or any similar change affecting the Stock, the aggregate number of shares (including shares subject to outstanding Options) for which Options may be granted under the Plan, shall be equitably adjusted to the nearest whole share by the Board, whose determination shall be conclusive, to prevent enlargement or diminution of rights to the extent possible in order to preserve the proportionate interest in the aggregate number of shares under Option and to continue the aggregate purchase price of all shares under Option as nearly the same as possible.

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     6.13  CERTAIN CORPORATE TRANSACTIONS

     Nothing in the Plan shall in any way prohibit the Corporation from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and in any such event (other than a merger in which the Corporation is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged), each Participant shall have the right, immediately prior to such merger, consolidation, sale or transfer of assets, liquidation or dissolution, to exercise an Option whether or not the Option is then exercisable, except to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale or transfer of assets, or any plan pursuant to which such liquidation or dissolution is effected, may make specific provision with respect to the assumption of or substitution for the Option. To the extent that the Participant's right to exercise is accelerated in accordance with this Section 6.13, (i) the exercise shall be contingent upon the consummation of such merger, consolidation, sale or transfer of assets, liquidation or dissolution, and (ii) if such merger, consolidation, sale or transfer of assets, liquidation or dissolution is consummated and an option is not exercised immediately before such event, such Option shall expire and thereafter shall cease to be exercisable. The Committee shall notify the Participant of the provision of any such merger, consolidation, sale or transfer of assets, liquidation or dissolution, not less than ten days prior to the effective date thereof.

     6.14  NO RIGHTS AS A SHAREHOLDER

     No Participant shall have any rights as a shareholder with respect to any shares subject to Options prior to the date of issuance to him or her of a certificate for such shares.

     6.15  NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in this Plan or in any document executed pursuant this Plan shall confer upon any Participant or any other person any right to continued employment by the Corporation or any Affiliate or interfere in any way with the right of the Corporation or an Affiliate to terminate the employment of a participant at any time.

     6.16  SPECIAL PROVISIONS REGARDING NON-EMPLOYEE DIRECTORS

     Notwithstanding any other provision of the Plan, Options granted to any non-employee Directors shall be subject to the following conditions and limitations:

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     (a) Each non-employee Director, who has not been awarded an Option prior to the Effective Date (as defined in this Section 6.16(a)), shall automatically receive an Option to purchase 22,500 Shares as of the Effective Date. After the Effective Date, each newly elected or appointed non-employee Director shall automatically receive an Option to purchase 22,500 Shares as of the Effective Date. After the Effective Date, each newly elected or appointed non-employee Director shall automatically receive an Option to purchase 22,500 Shares
(subject to adjustment as provided in Section 6.12 of the Plan) as of the date of the initial election or appointment of such non-employee Director. For purposes of this Section 6.16(a) only, the "Effective Date" shall be the date on which this Section 6.16(a) is approved by the stockholders of the Corporation.
If at any time there are not sufficient shares of Stock available under the Plan to fully permit the automatic Option grants described in this Section 6.16(a), such Option grants shall be reduced prorata (to zero if necessary) so as to not exceed the number of shares of Stock available.

     (b) The price per Share subject to any such Option shall equal the Fair Market Value of a Share as of the date such Option is automatically awarded.

     (c) Options shall be exercisable within ten years of Date of Grant.

     (d) Payment for any Shares subject to any such Option shall be payable only in cash or cashier's check upon exercise.

     (e) Options shall be exercisable only in accordance with the schedule set forth in Section 6.6 above.

     (f) Notwithstanding any provision of the Plan, this Section 6.16 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

          7.  ADMINISTRATION

          The Compensation Committee, consisting of at least three non-employee members of the Board who are appointed by the Board, as such Compensation Committee is constituted from time to time, shall be the Stock Option Plan Committee to administer this Plan. Members of the Committee shall serve without compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Corporation. If the Board does not appoint a Committee, the Board shall administer the Plan and shall have the powers and duties granted to the Committee in this Plan.

          The Committee shall act by a majority of its members by vote in a meeting or by written instrument signed by a majority of its members.

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          The Committee shall administer this Plan in accordance with its provisions and shall interpret this Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in this Plan. Without limiting the generality of the preceding sentence, the Committee may, in its discretion, determine that for Option purposes a Participant remains an Employee or Director during all or any portion of a leave of absence approved by the Corporation or an Affiliate. Any interpretation, determination, or other action made or taken by the Committee shall be final and binding upon all Participants.

          Neither the Committee members or the directors, officers or employees of the Corporation shall be under any duty to provide to any Participant tax or legal advice concerning any Option or any other matter relating to the Plan.

          No member of Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Option, and all such persons shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

          8.  AMENDMENT AND DISCONTINUANCE

          The Board may from time to time amend, suspend or discontinue this Plan, provided, however, that, subject to the provisions of Sections 6.12 and 6.16(f), without approval of the shareholders of the Corporation no action of the Corporation shall (a) increase the number of shares reserved for Options pursuant to Section 3 of this Plan, (b) permit the granting of any Option at a price less than that determined in accordance with Section 6.3 of this Plan, or
(c) permit the granting of Options which expire beyond the period provided for in Section 6.2 of this Plan. Without the written consent of a Participant, no amendment or suspension of this Plan shall alter or impair any Option previously granted to such Participant pursuant to this Plan.

          9.  TERM OF THE PLAN

          Unless terminated earlier as provided herein, the Plan shall terminate on the date ten years from the date hereof, and no further Options shall be granted pursuant to the Plan thereafter, provided that Options granted prior to such termination may extend beyond that date.

          IN WITNESS WHEREOF, This Amended and Restated Smart & Final Inc. Stock Incentive Plan has been executed at Vernon, California, as of November 18, 1997.

                                     Smart & Final Inc.

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                                    By /s/ JAMES E. ROBINSON
                                       ----------------------------

                                    James E. Robinson
                                    Vice President, Human Resources

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